UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

February 4, 2015

Dewmar International BMC, Inc.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

001-32032	26-4465583
(Commission File Number)	(IRS Employer Identification No.)

132 E. Northside Dr., Suite C,

Clinton, Mississippi 39056

(Address of Principal Executive Offices)  (Zip Code)

(877) 747-5326

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As announced on May 7, 2013, in accordance with company by-laws, the Nominating Committee of the Board had commenced an exhaustive search for a director who would qualify to serve in the vacated seat of the late Kevin Murphy.

The search has been successfully concluded and today Dewmar International announced that its Board of Directors has appointed Jacob Houston to serve as a director on the company's Board.  Additionally, Mr. Houston has been named President and Chief Operating Officer of the Company.  Mr. Houston, age 44, was selected for a seat on the Board of Directors because of his demonstrative ability to help accelerated growth companies reach critical mass. Mr. Houston has extensive experience in many aspects of business including finance, sales and marketing.

ITEM 8.01 Other Events

Total number of Authorized Shares for the Company is 4,500,000,000

February 3, 2015:	Issued & Outstanding Shares	2,476,163,513	Float	2,225,613,590

September 30, 2014:	Issued & Outstanding Shares	2,446,163,513	Float:	2,225,613,590

June 30, 2014:	Issued & Outstanding Shares	2,446,163,513	Float:	2,225,613,590

March 31, 2014:	Issued & Outstanding Shares	2,414,913,513	Float:	2,225,613,590

February 28, 2014:	Issued & Outstanding Shares	2,351,513,513	Float:	2,145,565,972

January 1, 2014:	Issued & Outstanding Shares	2,003,998,796	Float:	1,771,051,255

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 4, 2015

By: /s/ Marco Moran

Name:   Marco Moran

Title:  President

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